CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.07

Total Energies Nouvelles Activités USA SAS

24 Cours Michelet

92800 Puteaux

France

February 28, 2017

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, California 94608

USA
Attention: Mr. John Melo, President & CEO

Total New Energies, Inc.

1201 Louisiana Street, Suite 1600

Houston, Texas 77002

USA

Attention: Mrs Isabelle Kieffer, CEO

Total Amyris BioSolutions B.V.

Hoogoorddreef 15

1101 BA Amsterdam

Netherlands

Attention: Mr Philippe Marchand, General Manager

SIDE LETTER

Reference is made to (i) that certain Technology License, Development, Research and Collaboration Agreement between Amyris, Inc. (“Amyris”) and Total New Energies Inc. (“TNE”, formerly known as Total Gas & Power USA Biotech, Inc.), dated as of June 21, 2010 (as such agreement may be amended from time to time by the parties thereto, including by that certain Amendment # 2 to the Second Amendment to the Collaboration Agreement, effective as of February 28, 2017, the “Collaboration Agreement”), which Collaboration Agreement was assigned by TNE by letter agreement dated January 11, 2011 to Total Energies Nouvelles Activités USA SAS (“TENA”, formerly known as Total Gas & Power USA SAS); (ii) that certain Amended and Restated Secondment Agreement between TNE and Amyris, dated August 1, 2012 (as such agreement may be amended from time to time by the parties thereto, including by that certain Amendment #1 to the Secondment Agreement, effective as of May 1, 2016, the “Secondment Agreement”); (iii) that certain License Agreement between Amyris and Total Amyris BioSolutions B.V. (the “Company”), dated December 2, 2013, which was amended and restated on March 21, 2016 (as such agreement may be amended from time to time by the parties thereto, including by that certain First Amendment to the Amended and Restated Jet Fuel License Agreement, effective as of February 14, 2017, the “Amended and Restated Jet Fuel License Agreement”); and (iv) that certain License Agreement regarding Diesel Fuel in the EU between Amyris and TENA, dated March 21, 2016 (as such agreement may be amended from time to time by the parties thereto, including by that certain First Amendment to License Agreement regarding Diesel Fuel in the EU, effective as of February 14, 2017, the “Diesel Fuel License Agreement”, and together with the Collaboration Agreement, the Secondment Agreement and the Amended and Restated Jet Fuel License Agreement, collectively, the “Agreements”).

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In addition to the rights and obligations of the parties hereto provided in the Agreements, we are writing to you to confirm our mutual agreement on the issues set out below.

1.	Definitions.

Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the applicable Agreement.

2.	Extension of Biofene Development Project.

a.	On July 29, 2016 the Management Committee decided to extend the term of the Biofene Development Project from July 31, 2016 to March 1, 2017. TENA and Amyris have further extended the term of the Biofene Development Project until December 31, 2017, as per that certain Amendment # 2 to the Second Amendment to the Collaboration Agreement, effective as of February 28, 2017 (“Amendment #2”).

b.	The parties hereto agree that each of (i) the Management Committee’s decision on July 29, 2016 to extend the term of the Biofene Development Program to March 1, 2017, and (ii) Amendment #2, is a Biofene Development Project Extension Agreement, as such term is used in each of the Diesel Fuel License Agreement and the Jet Fuel License Agreement.

c.	For purposes of clarification, the expiration of the Biofene Development Project Extension Agreement shall automatically occur on the date that Biofene Development Project terminates as per Amendment #2.

3.	Outstanding Amount Owed by Amyris for Seconded Employees as of May 1, 2016.

a.	The parties hereto agree that the aggregate unpaid Amyris Share owed by Amyris as per the Secondment Agreement, equals [*]. However, TNE agrees that Amyris may deduct from such outstanding amount the sum of [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[*] as and for satisfaction of the rent payment obligation of TENA through December 31, 2017, under the Sublease between the Amyris and TENA, dated April 4, 2014. As a result of such deduction, the parties hereto agree that Amyris’ outstanding balance for the Amyris Share is [*] (the “Agreed Upon Secondee Payable”).

b.	The Agreed Upon Secondee Payable will be paid by Amyris to TNE on or before June 30, 2017. Such payment shall satisfy all Amyris payment obligations related to Amyris Share, and claims related to any past-due payment thereof.

4.	Biofene Development Project Milestones.

Amyris and TENA agree that the 2017 quarterly technical milestones of the Biofene Development Project are described in Appendix A, attached hereto and incorporated herein by reference.

5.	Biofene Development Project Expenses.

Each of Amyris and TENA agrees to track (i) the hours that its employees (including, in the case of TENA, its Seconded Employees at the Amyris Facilities) spend working on the Biofene Development Project after April 30, 2016 and (ii) the expenses incurred for third-party services and/or equipment for the Biofene Development Project after April 30, 2016.

6.	Out-of-Scope Expenses.

On the request of either Amyris or TENA, the other party shall consider on a case-by-case basis whether to share the cost of third-party expenses incurred outside the scope of the Biofene Development Project. Any agreement reached between Amyris and TENA in this respect must be evidenced in writing and signed by both parties.

7.	Miscellaneous.

a.	This Side Letter and any arbitration hereunder shall be governed by, interpreted and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any conflicts of laws principles thereof. Each party irrevocably consents and agrees that any action for relief brought against it with respect to its obligations or liabilities under or arising out of or in connection with this Side Letter may be brought in the United States District Court for the Southern District of New York, unless no federal subject matter jurisdiction exists, in which case the action may be brought in the courts of the State of new York located in the Borough of Manhattan, and each party herby irrevocably accept and unconditionally submits to the non-exclusive jurisdiction of aforesaid courts in personam, with respect to any action for relieve. The language of any proceedings and of all submissions and written evidence shall be English; provided, however, that a party, at its expense, may provide for translation or simultaneous interpretation into a language other than English.

*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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b.	Neither this Side Letter nor any right or obligations hereunder may be assigned or delegated by any of the parties hereto without the written consent of the other parties hereto, except that TENA may assign the Side Letter and its rights and obligations hereunder to its affiliate Total Raffinage Chimie, S.A., by giving written notice of such assignment to Amyris.

c.	This Side Letter may be executed in multiple counterparts, each of which will be deemed to be an original and all of which will be deemed to be a single document.

Very truly yours,

Total Energies Nouvelles Activités USA SAS

By:	/s/ Christophe Vuillez
Name:	Christophe Vuillez
Title:	Attorney in Fact

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Agreed and accepted by:

Amyris, Inc.
By:	/s/ John Melo
Name	John Melo
Title:	President & CEO

Total New Energies, Inc.
By:	/s/ Isabelle Kieffer
Name	Isabelle Kieffer
Title:	Chief Executive Officer

Total Amyris BioSolutions B. V.
By:	/s/ Xavier de Maupeou
Name	~~Jean-Marc Otereo del Val~~ Xavier de Maupeou
Title:	General Manager

By:	/s/ Remi Bourgeois
Name	Remi Bourgeois
Title:	General Manager

By:	/s/ Philippe Marchand
Name	Philippe Marchand
Title:	General Manager

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Exhibit A

2017 quarterly technical milestones for the Biofene Program

	YE 2016 ActualA	2017 Q1 GoalA	2017 Q2 GoalA	2017 Q3 GoalA	2017 Q4 GoalB
Fermentation yield (wt. %)	[*]	[*]	[*]	[*]	[*]
Productivity (g/L/h)	[*]	[*]	[*]	[*]	[*]
Recovery yield (wt. %)C	[*]	[*]	[*]	[*]	[*]

A Fermentation yield and productivity to be measured at [*]

B Fermentation yield and productivity to be measured at [*]

C Recovery yield to be monitored at [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A-1